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                                                                    Exhibit 10.2



                             STOCK OPTION AGREEMENT
                                  PURSUANT TO
                          THE NEW IBERIA BANCORP, INC.
                         NONSTATUTORY STOCK OPTION PLAN

              This NONSTATUTORY STOCK OPTION AGREEMENT (the "Agreement") is entered into as of the 19th day of August, 1996, between THE NEW IBERIA
BANCORP, INC., a Louisiana corporation (the "Company"), and              (the
"Optionee"), residing at:


              The Company hereby grants an Option for a total of shares of Common Stock, no par value, of the Company ("Common Stock") to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement and The New Iberia Bancorp, Inc. Stock Option Plan ("Stock Option Plan"), which was adopted by the Company on August 19, 1996, and which is incorporated herein by reference.

     1  Option Price.  The option price is $17.97 for each share of Common
        Stock.

     2 Exercise of Option. This Option shall be exercisable in accordance with the terms of this Agreement and the Stock Option Plan as follows:

               shares on or after November 17, 1996;

               shares on or after August 19, 1997;

               shares on or after August 19, 1998;

               shares on or after August 19, 1999;

               shares on or after August 19, 2000,

but in no event later than 5:00 p.m. New Iberia time on the date ten years from the date hereof.

     2.1 Right to Exercise. This Option shall be exercisable during the term of the Option, by the Optionee (or the Optionee's estate under (iii)) pursuant to the foregoing schedule:

     2.1.1 While the Optionee is in "continuous employment with the Company,"

     2.1.2 For a period ending three (3) months after termination of the Optionee's "continuous





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                 employment with the Company" to the extent Optionee was
                 entitled to exercise same immediately prior to such termination, or

     2.1.3 For a period ending twelve (12) months after the date of the Optionee's death if the Optionee should die while in the "continuous employment of the Company" to the extent Optionee was entitled to exercise same immediately prior to his death.

         For purposes of the foregoing, "continuous employment of the Company" shall mean the absence of any interruption or termination of employment with the Company or any Subsidiary. Continuous employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or any Subsidiary or in the case of transfers between payroll locations of the Company, any Subsidiary or any successor in interest. In the event of termination for cause as defined in the Plan, this Option shall be forfeited and shall immediately be null and void.

     2.2 Methods of Exercise. This Option shall be exercisable by a written notice which shall:

     2.2.1 State the election to exercise the Option, the number of shares subject to this Agreement which are being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

     2.2.2 Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

     2.2.3 Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

         Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by certified or bank cashier's check (or the tender of one or more shares of Common Stock), and shall be delivered with the notice of exercise. The certificate or certificates for





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         shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

     2.3 Restrictions on Exercise. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     2.4 Other Events. Notwithstanding anything herein to the contrary, this Option shall become immediately exercisable in whole or in part, at the election of the Optionee, upon the occurrence of an event that constitutes a change of control of the Company as defined in the Plan and upon dissolution or liquidation of the Company.

     3 Nontransferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     4 Stock Subject to the Option. The Company shall reserve sufficient shares of the Common Stock which it now holds as authorized but unissued shares to meet its issuance obligations hereunder. If the Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions. The Company will not be required to issue or deliver any certificate or certificates for shares to be issued hereunder until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and until the Company has taken such steps as may, in the opinion of counsel for the Company, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, state Blue Sky laws and regulations, and any other applicable federal or state laws, in connection with the issuance or sale of such shares, and the listing of such shares on each such exchange. The Company will use its best efforts to comply with any such requirements. The Company may, but will not be required to, register the shares of Stock issuable on exercise of the Options under applicable securities laws.

     5 Adjustments Upon Changes in Capitalization. If all or any portion of the Option is exercised





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         subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar change or transaction of or by the Company, as a result of which shares of any class of stock shall be issued with respect to outstanding shares of the class covered by the Option or if shares of the class covered by the Option shall be changed into the same or different number of shares of the same or another class or classes of stock, the person or persons so exercising such an Option shall receive, for the aggregate option price payable upon such exercise of the Option, the aggregate number and class of shares equal to the number and class of shares he or she would have had on the date of exercise had the shares been purchased for the same aggregate price at the date the Option was granted and had not been disposed of, taking into consideration any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, or other similar change or transaction.

     6 Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, now at 800 S. Lewis Street, New Iberia, Louisiana 70560, Attention: Ernest Freyou. Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's address set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     7 Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives, or successors may have with respect to the Stock Option Plan or any Options or Common Stock granted or issued thereunder, whether to himself or to any other person.





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     8   Resolution of Disputes.  Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the Company. Any determination made hereunder shall be final, binding, and conclusive for all purposes.

                 Optionee acknowledges receipt of a copy of the Stock Option Plan and represents that he is familiar with the terms and provisions thereof and accepts this Option subject to all the terms and provisions thereof.

                 IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

                           COMPANY:

                           THE NEW IBERIA BANCORP, INC.


                           By:
                              --------------------------------
                           Name:
                                ------------------------------
                           Title:
                                 -----------------------------



                           OPTIONEE:


                           -----------------------------------





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